FOR IMMEDIATE RELEASE
DOBSON COMMUNICATIONS INCREASES THIRD QUARTER 2005 EBITDA BY 25.5
PERCENT OVER THIRD QUARTER 2004
     OKLAHOMA CITY, October 31, 2005 (PRIMEZONE) — Dobson Communications Corporation (Nasdaq: DCEL) today reported a net loss applicable to common shareholders of $65.9 million, or $0.45 per share, for the third quarter ended September 30, 2005. (See Table 1.) The third quarter’s net loss included income tax expense (non-cash) of $1.2 million and a $66.4 million loss on redemption and repurchases of mandatorily redeemable preferred stock, which resulted from Dobson’s repurchase of 70 percent of its outstanding 12.25% and 13% senior exchangeable preferred stock in an exchange for cash and Class A common stock (“the Exchange”). (See below.) For the third quarter of 2004, Dobson reported a net loss applicable to common shareholders of $13.5 million, or $0.10 per share, which included an income tax benefit of $5.6 million.
     Total revenue was $315.8 million for the third quarter of 2005, an increase of 15.9 percent over total revenue of $272.4 million for the same period last year.
     Third quarter roaming revenue of $80.4 million was 29.3 percent higher than roaming revenue of $62.2 million for the third quarter of 2004.
     Dobson reported EBITDA of $119.5 million for the third quarter of 2005, an increase of 25.5 percent over EBITDA of $95.1 million for the third quarter of 2004. Please see Table 3 for the reconciliation of EBITDA to GAAP measures.
     Operating income for the third quarter of 2005 was $71.8 million, an increase of 57.1 percent over operating income of $45.7 million for the third quarter of 2004.
     Dobson’s third quarter 2005 operations reflect the acquisition of RFB Cellular, Inc. in late 2004.
Operating Trends
     Dobson increased its total average service revenue per unit (ARPU) to $46.77 for the third quarter of 2005, compared with $45.28 in the second quarter of 2005 and $41.20 in the third quarter of 2004. Dobson includes revenue from postpaid, prepaid and reseller customers in its total ARPU calculation.
     Average customer usage per month was 630 minutes of use (MOUs) for the third quarter of 2005, compared with 594 MOUs for the second quarter of 2005 and 502 MOUs for the third quarter of 2004.
     Roaming MOUs on the Dobson network were 669 million for the third quarter of 2005, reflecting a year-over-year increase of 44 percent in roaming traffic on a same-store basis, including acquisitions. GSM roaming accounted for approximately 85 percent of all roaming MOUs in the third quarter, compared with 79 percent of Dobson’s total roaming MOUs for the second quarter and 70 percent of for the first quarter of 2005.
     Dobson reported approximately 131,400 total gross subscriber additions for the third quarter of 2005, in line with the second quarter of 2005 and compared with approximately 121,600 gross subscriber additions in the third quarter of 2004.

     Postpaid customer churn was 2.82 percent for the third quarter of 2005, compared with 2.25 percent for the second quarter of 2005 and 2.05 percent for the third quarter of 2004.
     The Company’s subscriber base declined by 24,100 customers in the third quarter of 2005, compared with a net subscriber loss of approximately 1,100 in the second quarter of 2005 and an increase of approximately 1,200 in the third quarter of 2004. Consequently, as of September 30, 2005, the Company’s total subscriber base was approximately 1,565,900.
     At the end of the third quarter of 2005, approximately 910,900 of Dobson’s customers, or 58 percent of its subscriber base, were on GSM calling plans. This compares with 47 percent at the end of the second quarter and 35 percent at the end of the first quarter of 2005. During the third quarter of 2005, approximately 101,400 of the Company’s TDMA subscribers migrated to GSM calling plans, compared with 109,800 in the second quarter and 91,600 migrations in the first quarter of 2005.
     Capital expenditures were approximately $36.9 million in the third quarter of 2005, bringing its year-to-date capital expenditures to $113.2 million. During the third quarter of 2005, the Company built 40 cell sites, bringing the total built since January 1, 2005 to 139. The Company plans to build an additional 60 sites in the fourth quarter of 2005. Dobson also recently announced agreements to purchase additional PCS spectrum over its operating footprint in 12 states, which will support further improvements in customer service levels.
     The Company ended the third quarter of 2005 with $191.8 million in cash and cash equivalents and $298.5 million in restricted cash and investments. (See Table 2.) The Company used $53.3 million in cash in the preferred exchange transaction during the quarter. On October 17, 2005, the Company used $294.0 million in restricted cash and additional unrestricted cash to redeem the entire $299.0 million outstanding principal amount of its 10.875% senior notes due 2010, plus accrued interest and the applicable redemption premium.
     Also in October, Dobson completed the final portion of the previously announced sale and leaseback of cellular towers to Global Tower Partners. This portion of the transaction comprised the sale of 56 cell towers for $8.8 million.
Third Quarter 2005 Conference Call
     On Tuesday, November 1, 2005, Dobson plans to conduct its third quarter earnings conference call beginning at 8:00 a.m. CT (9:00 a.m. ET).
     Along with third quarter results, Dobson plans to comment on its guidance for 2005. The Company is today reaffirming its guidance that total outcollect roaming yield should average approximately 11.5 cents for the final three quarters of 2005. Outcollect roaming yield was 12.0 cents in the third quarter of 2005, as compared with 11.8 cents in the second quarter. Dobson expects roaming yield for the fourth quarter to be in a range of 10.5-to-11 cents, based on the anticipated regional mix of roaming traffic in the fourth quarter and continued declines in TDMA and analog roaming traffic.
     Dobson is also reaffirming its 2005 EBITDA guidance range of $400 million to $415 million. Based on its current outlook for gross subscriber additions in the year-end holiday season, the Company expects that 2005 EBITDA will be at the midpoint to upper end of the guided range.

     Investors may listen by phone or via web-cast on Dobson’s web site at www.dobson.net. Those interested may access the call by dialing:

Conference call	(866)564-7444
Pass code	4413760
     A call replay will be available later for two weeks via Dobson’s web site or by phone.

Replay number	(888) 203-1112
Pass code	4413760
     For further analysis of third quarter results, please see the Company’s quarterly report on Form 10-Q.
     Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the Company owns wireless operations in 16 states. For additional information, please visit its web site at www.dobson.net.
     This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition or other factors that inhibit the growth of its subscriber base; shortages of key network equipment and/or handsets; restrictions on the Company’s ability to finance its growth; accelerated migrations to GSM by the Company’s customers, which would increase equipment costs; changes in the Company’s roaming agreements that could affect revenue and/or earnings expectations; technology changes; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

CONTACT:	Dobson Communications, Oklahoma City
J. Warren Henry
(405) 529-8820

Table 1
Dobson Communications Corporation
Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	($ in thousands except per share data)
	(unaudited)
Operating Revenue
Service revenue	$221,311	$198,740	643,377	$569,728
Roaming revenue	80,430	62,221	195,009	154,902
Equipment and other revenue	14,078	11,438	46,857	33,923

Total	315,819	272,399	885,243	758,553

Operating Expenses (excluding depreciation and amortization)
Cost of service (exclusive of depreciation and amortization shown separately below)	77,950	69,299	219,214	185,457
Cost of equipment	32,156	30,242	96,777	81,647
Marketing and selling	35,535	32,816	105,484	95,763
General and administrative	50,725	44,893	144,844	131,725

Total	196,366	177,250	566,319	494,592

EBITDA (1)	119,453	95,149	318,924	263,961
Depreciation and amortization	(49,102)	(49,456)	(151,012)	(141,539)
Gain on disposition of operating assets	1,432	—	2,371	—

Operating income	71,783	45,693	170,283	122,422
Interest expense	(62,457)	(54,456)	(184,457)	(161,477)
(Loss) gain on redemption and repurchases of mandatorily redeemable preferred stock	(66,383)	1,410	(66,383)	6,478
Dividends on mandatorily redeemable preferred stock	(5,464)	(8,290)	(21,391)	(25,197)
Other income, net	2,633	511	2,611	2,230
Gain from extinguishment of debt	—	—	—	5,739
Minority interests in income of subsidiaries	(2,347)	(1,512)0	(6,823)	(3,514)

Loss before income taxes	(62,235)	(16,644)	(106,160)	(53,319)
Income tax (expense) benefit	(1,196)	5,636	9,443	13,139

Loss from continuing operations	(63,431)	(11,008)	(96,717)	(40,180)
Discontinued operations:
Income from discontinued operations, net of taxes (2)	—	—	—	443

Net loss	(63,431)	(11,008)	(96,717)	(39,737)
Dividends on preferred stock	(2,419)	(2,473)	(6,708)	(6,190)

Net loss applicable to common stockholders	$(65,850)	$(13,481)	$(103,425)	$(45,927)

Basic and diluted net loss applicable to common stockholders per common share	$(0.45)	$(0.10)	$(0.75)	$(0.34)

Basic and diluted weighted average common shares outstanding	146,485,519	133,790,430	138,173,375	133,763,531

(1)	EBITDA is defined as loss from continuing operations before gain on disposition of operating assets, depreciation and amortization, interest expense, (loss) gain on redemption and repurchases of mandatorily redeemable preferred stock, dividends on mandatorily redeemable preferred stock, other income, net, gain from extinguishment of debt, minority interests in income of subsidiaries and income tax (expense) benefit. We believe that EBITDA provides meaningful additional information concerning a company’s operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity’s ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to net loss as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
(2) Operating results from income from discontinued operations:
Service revenue	$—	$—	$—	$2,383
Roaming revenue	—	—	—	1,067
Equipment and other revenue	—	—	—	106

Total operating revenue	—	—	—	3,556

Cost of service (exclusive of depreciation and amortization shown separately below)	—	—	—	824
Cost of equipment	—	—	—	235
Marketing and selling	—	—	—	605
General and administrative	—	—	—	529

Total operating expenses (excluding depreciation and amortization)	—	—	—	2,193

EBITDA	—	—	—	1,363

Depreciation and amortization	—	—	—	(647)
Interest expense and other	—	—	—	(2)
Income tax expense	—	—	—	(271)

Income from discontinued operations	$—	$—	$—	$443

Table 2
Dobson Communications Corporation
Selected Balance Sheet and Statistical Data
Balance Sheet Data:

	September 30, 2005	December 31, 2004
	($ in millions)	($ in millions)
	(unaudited)
Cash and cash equivalents (unrestricted) (1)	$191.8	$139.9
Restricted cash and investments (2)	$298.5	$10.4
Marketable securities	$—	$39.0

Total Debt:
DCC Senior Floating Rate Notes	$150.0	$—
DCC Senior Convertible Debentures (3)	150.0	—
DCS 8.375% Senior Notes	250.0	250.0
DCS 9.875% Senior Notes	325.0	325.0
DCS Floating Rate Senior Notes	250.0	250.0
DCC 10.875% Senior Notes, net (2)	297.9	297.7
DCC 8.875% Senior Notes	419.7	419.7
ACC 9.5% Senior Notes, net	14.5	13.7
ACC 10.0% Senior Notes	900.0	900.0

Total debt	$2,757.1	$2,456.1

Preferred Stock:
Senior Exchangeable Preferred Stock, 12.25%, net (4)(6)	13.7	44.6
Senior Exchangeable Preferred Stock, 13.00%, net (5)(6)	57.5	191.5
Series F Preferred Stock	135.3	122.5

Total preferred stock	$206.5	$358.6

	Nine Months Ended September 30,
	2005	2004
	($ in millions)	($ in millions)
Capital Expenditures:	$113.2	$117.8

(1)	Includes $55.7 million and $41.5 million of cash and cash equivalents from American Cellular at September 30, 2005 and December 31, 2004, respectively.

(2)	Includes $294.0 million of net proceeds from the new senior floating rate notes and the senior convertible debentures, which was used, along with cash on hand, to pay the redemption price of the entire $299.0 million outstanding principal amount of its 10.875% senior notes on October 17, 2005.

(3)	On October 13, 2005 the initial purchasers of the Company’s $150.0 million principal amount of senior convertible debentures due 2025 exercised their right to purchase an additional $10.0 million principal amount of debentures. As of October 13, 2005, the aggregate principal amount of senior convertible debentures outstanding was $160.0 million.

(4)	Net of deferred financing costs of $(0.9) million at December 31, 2004, and a discount of $(0.2) million and $(0.7) million at September 30, 2005 and December 31, 2004, respectively.

(5)	Net of deferred financing costs of $(0.3) million and $(1.4) million at September 30, 2005 and December 31, 2004, respectively.

(6)	On October 4, 2005, the Company entered into agreements with certain holders of its 12.25% preferred stock and its 13% preferred stock under which the holders have agreed to exchange 8,700 shares of 12.25% preferred stock and 30,021 shares of 13% preferred stock for 5,982,040 shares of the Company’s Class A common stock and cash consideration of $1.6 million. As a result, the aggregate outstanding liquidation preference of the 12.25% preferred stock and the 13% preferred stock will decrease from $71.7 million to $33.0 million.

Table 3
Dobson Communications Corporation
For the Quarter Ended

	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$221,311	$215,984	$206,082	$201,882	$198,740
Roaming revenue	80,430	61,149	53,430	53,252	62,221
Equipment and other revenue	14,078	20,533	12,246	9,794	11,438

Total	315,819	297,666	271,758	264,928	272,399

Operating Expenses
(excluding depreciation and amortization)
Cost of service	77,950	68,965	72,299	69,851	69,299
Cost of equipment	32,156	34,255	30,366	27,321	30,242
Marketing and selling	35,535	35,855	34,094	32,927	32,816
General and administrative	50,725	49,308	44,811	47,800	44,893

Total	196,366	188,383	181,570	177,899	177,250

EBITDA (1) (2)	$119,453	$109,283	$90,188	$87,029	$95,149

Pops	11,854,000	11,757,400	11,757,400	11,757,400	11,436,800

Post-paid
Gross Adds	84,800	87,600	77,400	69,500	83,200
Net Adds	(34,500)	(9,000)	(28,500)	(33,100)	(7,500)
Subscribers	1,392,700	1,426,600	1,435,600	1,464,100	1,472,600
Churn	2.8%	2.3%	2.4%	2.3%	2.0%
Average Service Revenue per Subscriber (ARPU)	$51.10	$49.20	$46.36	$45.26	$43.92

Pre-paid
Gross Adds	21,600	20,700	19,200	16,300	14,500
Net Adds	3,300	5,300	3,900	(400)	(200)
Subscribers	58,800	55,500	50,200	46,300	45,100

Reseller
Gross Adds	25,000	23,200	25,400	26,500	23,900
Net Adds	7,100	2,600	5,800	7,900	8,900
Subscribers	114,400	107,300	104,700	98,900	91,000

Total
Gross Adds	131,400	131,500	122,000	112,300	121,600
Net Adds	(24,100)	(1,100)	(18,800)	(25,600)	1,200
Subscribers	1,565,900	1,589,400	1,590,500	1,609,300	1,608,700
ARPU	$46.77	$45.28	$42.94	$42.17	$41.20
Penetration	13.2%	13.5%	13.5%	13.7%	14.1%

(1)	Includes $2.7 million, $3.1 million, $2.3 million, $1.8 million, and $1.9 million of EBITDA for the quarters ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004, and September 30, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to loss from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Loss from continuing operations	$(63,431)	$(10,029)	$(23,257)	$(11,883)	$(11,008)
Add back non-EBITDA items included in loss from continuing operations:
Depreciation and amortization	(49,102)	(50,340)	(51,570)	(51,279)	(49,456)
Gain on disposition of operating assets	1,432	939	—	—	—
Interest expense	(62,457)	(61,258)	(60,742)	(58,182)	(54,456)
(Loss) gain on redemption and repurchases of mandatorily redeemable preferred stock	(66,383)	—	—	—	1,410
Dividends on mandatorily redeemable preferred stock	(5,464)	(7,996)	(7,931)	(6,877)	(8,290)
Other income (expense), net	2,633	744	(766)	891	511
Gain from extinguishment of debt	—	—	—	34,662	—
Minority interests in income of subsidiaries	(2,347)	(2,646)	(1,830)	(1,352)	(1,512)
Income tax (expense) benefit	(1,196)	1,245	9,394	(16,775)	5,636

EBITDA	$119,453	$109,283	$90,188	$87,029	$95,149

Table 4
Dobson Cellular Systems

For the Quarter Ended	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
	($ in thousands except per subscriber data)
	(unaudited)
Operating Revenue
Service revenue	$128,599	$125,134	$119,524	$115,768	$114,732
Roaming revenue	45,771	34,985	30,911	31,421	35,695
Equipment and other revenue	12,295	17,606	10,250	7,411	9,203

Total	186,665	177,725	160,685	154,600	159,630

Operating Expenses
(excluding depreciation and amortization)
Cost of service	48,376	43,374	43,978	43,193	42,847
Cost of equipment	18,708	21,486	18,708	16,754	18,660
Marketing and selling	20,531	20,961	19,721	18,967	18,472
General and administrative	30,137	27,838	25,279	25,980	24,513

Total	117,752	113,659	107,686	104,894	104,492

EBITDA (1) (2)	$68,913	$64,066	$52,999	$49,706	$55,138

Pops	6,687,500	6,687,500	6,687,500	6,687,500	6,439,800

Post-paid
Gross Adds	50,800	52,500	45,700	39,900	46,300
Net Adds	(15,700)	(900)	(12,900)	(17,200)	(7,200)
Subscribers	783,500	799,200	800,100	813,000	805,600
Churn	2.8%	2.2%	2.4%	2.4%	2.2%
Average Service Revenue per Subscriber (ARPU)	$52.84	$50.93	$48.23	$47.26	$46.11

Pre-paid
Gross Adds	14,600	14,200	13,300	11,100	10,100
Net Adds	1,700	3,300	2,000	(1,200)	100
Subscribers	39,900	38,200	34,900	32,900	32,500

Reseller
Gross Adds	11,400	11,100	11,500	11,700	11,000
Net Adds	3,800	1,100	2,000	1,800	3,000
Subscribers	60,300	56,500	55,400	53,400	51,600

Total
Gross Adds	76,800	77,800	70,500	62,700	67,400
Net Adds	(10,200)	3,500	(8,900)	(16,600)	(4,100)
Subscribers	883,700	893,900	890,400	899,300	889,700
ARPU	$48.23	$46.75	$44.52	$43.78	$42.89
Penetration	13.2%	13.4%	13.3%	13.4%	13.8%

(1)	Includes $2.7 million, $3.1 million, $2.3 million, $1.8 million, and $1.9 million of EBITDA for the quarters ended September 30,2005, June 30, 2005, March 31, 2005, December 31, 2004, and September 30, 2004 respectively, related to minority interests.

(2)	A reconciliation of EBITDA to income (loss) from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

Income (loss) from continuing operations	$3,900	$(2,478)	$(8,956)	$(91,976)	$(2,562)
Add back non-EBITDA items included in income (loss) from continuing operations:
Depreciation and amortization	(28,744)	(29,179)	(30,315)	(30,000)	(28,575)
Gain on disposition of operating assets	783	—	—	—	—
Interest expense	(38,198)	(37,433)	(37,025)	(35,222)	(30,161)
Other income, net	2,132	1,195	1,726	1,143	977
Loss from extinguishment of debt	—	—	—	(14,200)	—
Minority interests in income of subsidiaries	(2,347)	(2,646)	(1,830)	(1,352)	(1,512)
Income tax benefit (expense)	1,361	1,519	5,489	(62,051)	1,571

EBITDA	$68,913	$64,066	$52,999	$49,706	$55,138

Table 5
American Cellular Corporation

For the Quarter Ended	9/30/2005	6/30/2005	3/31/2005	12/31/2004	9/30/2004
		($ in thousands except per subscriber data)
			(unaudited)
Operating Revenue
Service revenue	$92,712	$90,850	$86,558	$86,113	$84,008
Roaming revenue	34,659	26,164	22,519	21,831	26,526
Equipment and other revenue	4,794	5,939	5,008	4,121	3,973

Total	132,165	122,953	114,085	112,065	114,507

Operating Expenses
(excluding depreciation and amortization)
Cost of service	30,872	26,890	29,619	26,838	26,633
Cost of equipment	13,448	12,769	11,658	10,567	11,582
Marketing and selling	15,004	14,894	14,373	13,960	14,343
General and administrative	22,296	23,178	21,241	23,373	21,933

Total	81,620	77,731	76,891	74,738	74,491

EBITDA (1)	$50,545	$45,222	$37,194	$37,327	$40,016

Pops	5,166,500	5,069,900	5,069,900	5,069,900	4,997,000

Post-paid
Gross Adds	34,000	35,100	31,700	29,600	36,900
Net Adds	(18,800)	(8,100)	(15,600)	(15,900)	(300)
Subscribers	609,200	627,400	635,500	651,100	667,000
Churn	2.8%	2.3%	2.5%	2.3%	1.9%
Average Service Revenue per Subscriber (ARPU)	$48.89	$47.00	$44.02	$42.85	$41.27

Pre-paid
Gross Adds	7,000	6,500	5,900	5,200	4,400
Net Adds	1,600	2,000	1,900	800	(300)
Subscribers	18,900	17,300	15,300	13,400	12,600

Reseller
Gross Adds	13,600	12,100	13,900	14,800	12,900
Net Adds	3,300	1,500	3,800	6,100	5,900
Subscribers	54,100	50,800	49,300	45,500	39,400

Total
Gross Adds	54,600	53,700	51,500	49,600	54,200
Net Adds	(13,900)	(4,600)	(9,900)	(9,000)	5,300
Subscribers	682,200	695,500	700,100	710,000	719,000
ARPU	$44.88	$43.40	$40.92	$40.17	$39.09
Penetration	13.2%	13.7%	13.8%	14.0%	14.4%

(1)	A reconciliation of EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles is as follows:

Net income (loss)	$4,555	$481	$(5,268)	$(7,457)	$(3,380)
Add back non-EBITDA items included in net income (loss):
Depreciation and amortization	(20,358)	(21,161)	(21,255)	(21,279)	(20,881)
Gain on disposition of operating assets	649	939	—	—	—
Interest expense	(23,782)	(23,778)	(23,784)	(23,457)	(23,971)
Other expense, net	(400)	(446)	(652)	(471)	(616)
Income tax (expense) benefit	(2,099)	(295)	3,229	423	2,072

EBITDA	$50,545	$45,222	$37,194	$37,327	$40,016